UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Date of Report (Date of earliest event reported): October 8, 2007

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

ENVIROKARE TECH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-26095	88-0412549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

641 Lexington Avenue, 14th Floor New York, New York	10022

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 634-6333

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

             On October 8, 2007, the Registrant issued a press release announcing that it's Board of Directors had approved and authorized a stock repurchase program under which the Company is authorized to repurchase shares of its outstanding Common Stock during the next two years of  up to a maximum of $500,000 in repurchase cost or 1,100,000 shares, which ever is lesser, subject to proportional adjustment for stock splits, stock dividends and the like, and that the share repurchase two year period will end at 5 p.m. on October 5, 2009.  The stock repurchase program will be conducted in accordance with the terms of applicable federal and state securities laws and regulations, including Rule 10b-18 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.  The Registrant intends to fund all repurchases with its available cash on hand, and all shares of Common Stock repurchased pursuant to the repurchase program shall be canceled upon purchase.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference thereto.  The press release is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any future filing of the Company.

 Item 9.01  Financial Statements and Exhibits

             Exhibit 99.1   Envirokare Tech, Inc. Announces Stock Repurchase Program

SIGNATURE

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 8, 2007	Envirokare Tech, Inc.

/s/ George E. Kazantzis

George E. Kazantzis, President and Principal Financial Officer